Exhibit (b)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Mark Spina, President and Chief Executive Officer; and Mark E. Swanson, Treasurer, Chief Accounting Officer and Chief Financial Officer of Russell Investment Company, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.   The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Russell Investment Company

/s/ Mark Spina
Mark Spina
President and Chief Executive Officer, Russell Investment Company

/s/ Mark E. Swanson
Mark E. Swanson
Treasurer, Chief Accounting Officer and Chief Financial Officer, Russell Investment Company

Date:  December 27, 2019